EXHIBIT 10.25


                            Mafco Holdings Inc.
                            35 East 62nd Street
                          New York, New York 10021


                                                         December 21, 2001


M & F Worldwide Corp.
35 East 62nd Street
New York, New York 10021

Gentlemen:

                  Mafco Holdings, Inc., a Delaware corporation ("Mafco") and M & F Worldwide Corp., a Delaware corporation ("M & F Worldwide"), hereby agree that M & F Worldwide will purchase from Mafco, or a wholly owned subsidiary of Mafco (a "Mafco Sub"), $22,000,000 principal amount of 9 5/8% Senior Subordinated Discount Notes Due 2006 of Panavision (the "Notes") for an aggregate purchase price of $8,140,000 representing the aggregate purchase price paid by Mafco or a Mafco Sub for the Notes plus an agreed upon cost of carry of 6% per annum. M & F Worldwide will promptly thereafter deliver an aggregate of $24,525,000 principal amount of the Notes to Panavision, pursuant to an amendment dated the date hereof to the M & F Worldwide Letter.

                  In connection with the transactions contemplated by this letter agreement (the "Letter Agreement"), Mafco represents and warrants that:

                  1. Mafco is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

                  2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by Mafco will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of Mafco, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Mafco is a party or by which Mafco or any of its property is bound or to which it is subject;

                  3. Mafco has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by Mafco of this Letter Agreement has been duly authorized;

                  4. This Letter Agreement has been duly and validly executed and delivered by Mafco and constitutes the legal, valid and binding obligation of Mafco, enforceable against Mafco in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  5. The transfer of the Notes will effectively vest in M & F Worldwide good, valid and marketable title to the Notes, free and clear of all Encumbrances whatsoever, except for any Encumbrances arising under the Securities Act of 1933 (the "Securities Act") or state securities laws. As used in this Letter Agreement, the term "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

                  In connection with the transactions contemplated by this Letter Agreement, M & F Worldwide represents and warrants that:

                  6. M & F Worldwide is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

                  7. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by M & F Worldwide will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of M & F Worldwide, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which M & F Worldwide is a party or by which M & F Worldwide or any of its property is bound or to which it is subject;

                  8. M & F Worldwide has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by M & F Worldwide of this Letter Agreement has been duly authorized; and

                  9. This Letter Agreement has been duly and validly executed and delivered by M & F Worldwide and constitutes the legal, valid and binding obligation of M & F Worldwide, enforceable against M & F Worldwide in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                  Upon delivery of the Notes in exchange for $8,140,000, M & F Worldwide and Mafco shall execute and deliver a cross receipt in the form attached hereto as Exhibit A.

                   If you are in agreement with the foregoing, please so indicate by signing the enclosed duplicate copy of this Letter Agreement.



                                          Very truly yours,

                                          MAFCO HOLDINGS INC.



                                          By:  /s/ Todd Slotkin
                                               ___________________________
                                          Name:  Todd Slotkin
                                          Title: Executive Vice President
                                                 and Chief Financial Officer


ACCEPTED AND AGREED TO:

M & F WORLDWIDE CORP.


By:   /s/ Howard Gittis
    ___________________________
    Name:  Howard Gittis
    Title: Chairman of the Board of
           Directors, President and Chief
           Executive Officer



                                                                 EXHIBIT A

                               CROSS RECEIPT


         M & F Worldwide hereby acknowledges delivery of $22,000,000 principal amount of 9 5/8% Senior Subordinated Discount Notes Due 2006 of Panavision in satisfaction of Mafco's obligations under the Letter Agreement.


M & F WORLDWIDE CORP.


By: ___________________________
Name:  Howard Gittis
Title:    Chairman of the Board of
          Directors, President and Chief
          Executive Officer



         Mafco hereby acknowledges delivery $8,140,000 in satisfaction of M & F Worldwide's obligations under the Letter Agreement.


MAFCO HOLDINGS INC.


By: ___________________________
      Name:
      Title: